UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2017 (September 27, 2017)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)
(615) 269-8175
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On September 27, 2017, Healthcare Realty Trust Incorporated (the “Company”) entered into an Amended and Restated Master Transaction Agreement and Omnibus Amendment to Property Agreements (the “Amended Master Transaction Agreement”) with Meadows & Ohly, LLC and certain of its affiliated companies (“Meadows & Ohly”) to acquire eight medical office buildings totaling 496,000 square feet in the Atlanta, Georgia market (the “Atlanta Properties”) for an aggregate purchase price of $193.8 million (plus closing costs and other transaction costs) (the “Atlanta Transaction”), which represents a 2018 cash yield of 5.2%. The Company had previously agreed to purchase the eight properties for $204.5 million at a 2018 cash yield of 4.9%.
The eight properties in the Atlanta Transaction include seven on-campus medical office buildings located on three WellStar Health System (“WellStar”) campuses and one off-campus medical office building fully leased to Piedmont Healthcare with 13 years of remaining lease term. The seven on-campus properties are 58.3% occupied by WellStar and 95.5% occupied overall.
The Atlanta Transaction is expected to be funded with net proceeds from the Company’s equity offering that closed on August 14, 2017 and $33.9 million of assumed debt bearing an average interest rate of 3.8%. The Company expects the closings of the eight properties to occur throughout the fourth quarter of 2017, subject to timing of loan assumptions.
The Amended Master Transaction Agreement amends the master transaction agreement between the Company and Meadows & Ohly, dated August 8, 2017 and the 15 separate purchase agreements (the “Original Purchase Agreements”) entered into on the same date for the acquisition of 15 properties. As previously disclosed in a Current Report on Form 8-K filed by the Company on August 8, 2017, the Original Purchase Agreements provided for the acquisition of 15 properties comprising 1.3 million square feet at an aggregate purchase price of $612.5 million. Fourteen of the properties were subject to purchase rights held by the three associated health systems. The health systems exercised their rights to purchase seven properties valued at $408.0 million. The Company had the right to terminate the transaction if more than $300 million in properties were removed through the exercise of health system purchase rights. The Company has elected to purchase the eight remaining properties, originally valued at $204.5 million, at a reduced price of $193.8 million. The Company’s acquisition of the eight remaining properties is not subject to any outstanding purchase rights. The Original Purchase Agreements relating to the seven properties for which purchase rights were exercised have been terminated.
The Amended Master Transaction Agreement also reduces the Company properties outside of the Atlanta market that Meadows & Ohly will manage from 1.0 million square feet to approximately 0.5 million square feet.
Closing of the Atlanta Transaction is subject to various conditions, including, without limitation, approval by a majority of the limited partners of Meadows & Ohly, the accuracy of representations and warranties, the receipt of ground lessor and tenant estoppel certificates, and the satisfaction of pre-closing covenant obligations of the parties. There can be no assurance that the closing conditions will be satisfied or waived, or that defaults or other events will not delay or prevent the closings. Further, there can be no assurance that the Atlanta Transaction will close on the contemplated terms, or at all. The Atlanta Transaction is not conditioned on the Company’s ability to obtain financing.
A copy of the Amended Master Transaction Agreement is filed as Exhibit 2 hereto, and is incorporated by reference herein.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K, the exhibits hereto, and other materials the Company has filed or may file with the Securities and Exchange Commission (“SEC”), as well as information included in oral statements or other written statements made, or to be made, by senior management of the Company, contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the satisfaction of closing conditions, including without limitation, approvals by limited partners of Meadows & Ohly and the Company’s ability to complete the Atlanta Transaction on the anticipated timeline or at currently anticipated costs, targeted capitalization rates, or targeted stabilized yields, or at all. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by the Company with the SEC, including Forms 8-K, 10-Q and 10-K (including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016).
The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus or the Company’s filings and reports.
Item 1.02 Termination of a Material Definitive Agreement
To the extent applicable, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On September 27, 2017, the Company issued a press release regarding the matters contained in this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed with this report:
2    Amended and Restated Master Transaction Agreement and Omnibus Amendment to Property Agreements, dated as of September 27, 2017, by and among Meadows & Ohly, LLC, and its affiliated entities listed as sellers and Healthcare Realty Trust Incorporated, as purchaser. *
99.1    Press release dated September 27, 2017.
______
*Schedules and exhibits to the Amended Master Transaction Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHCARE REALTY TRUST INCORPORATED
By: /s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer

September 28, 2017

EXHIBIT INDEX

2    Amended and Restated Master Transaction Agreement and Omnibus Amendment to Property Agreements, dated as of September 27, 2017, by and among Meadows & Ohly, LLC, and its affiliated entities listed as sellers and Healthcare Realty Trust Incorporated, as purchaser. *
99.1    Press release dated September 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer

Date: September 28, 2017